EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (Nos. 333-261597, 333-286762, 333-289254, 333-291083) and on Form S-3 (No. 333-268655, 333-276246) of our report dated December 18, 2025, relating to the consolidated financial statements, which appears in the Annual Report on Form 10-K of USBC, Inc., for the year ended September 30, 2025. We also consent to the reference to us under the caption “Experts” in such Registration Statement.

/s/ BPM LLP

Santa Rosa, California

December 18, 2025